UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 22, 2010, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors

Matters to be voted upon by holders of the Common Stock

1.	Electing three directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 30, 2010 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;

•	via telephone by calling the toll free number on your proxy card; or

•	by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden
Secretary
August 10, 2010

Important Notice Regarding Availability of Proxy Materials
for the 2010 Annual Meeting of Stockholders to Be Held on September 22, 2010

This Proxy Statement and the Annual Report to Stockholders are available at
http://bnymellon.mobular.net/bnymellon/schl

SCHOLASTIC CORPORATION
557 Broadway
New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 22, 2010

SOLICITATION OF PROXIES

General Information

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 22, 2010, and at any adjournments thereof.

          The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2010 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. This year, the Company is pleased to be using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice. In addition, the notice contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

          Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;

•	providing subsequent telephone or Internet voting instructions; or

•	voting in person at the Annual Meeting.

          Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If no instructions are specified, your shares will be voted:

•	FOR the election of the directors indicated; and

•	in the discretion of the proxy holders, if any other matter properly comes before the Annual Meeting.

          This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 13, 2010.

          SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

          If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

          Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

          The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The

Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

          Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 30, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 34,453,243 shares of Common Stock outstanding.

          The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three nor more than 15 directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

          Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and the holders of the Common Stock will vote on the election of three members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

          The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before the holders of Common Stock is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

          The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

Richard Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	2,967,700	100%	5,738,799	(3)	15.3%
Barbara Robinson Buckland c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,500,362		7.1%
Mary Sue Robinson Morrill c/o Scholastic Corporation 557 Broadway New York, NY 10012	765,296	46.2%	3,247,738	(4)	9.2%
William W. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,598,685	(5)	7.4%
Florence Robinson Ford c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,492,847		7.1%
Andrew S. Hedden c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,361,375	(6)	6.7%
Trust under the Will of Maurice R. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,331,712		6.6%
Trust under the Will of Florence L. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	116,676	7.0%	466,676		1.3%

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	—	—	3,998,759	(7)	11.6%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	—	—	2,594,929	(8)	7.6%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	—	—	2,986,486	(9)	8.7%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Florence Robinson Ford, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock by the following persons was: Richard Robinson— 2,202,404 shares (sole voting and investment power), which includes 1,311,500 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 1,311,500 shares issuable under Class A Options exercisable within 60 days, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock by the following holders was: Richard Robinson—2,935,749 shares (sole voting and investment power), which includes the 1,311,500 shares under Class A Options exercisable within 60 days held by Mr. Robinson, and 2,803,050 shares (shared voting and investment power); Barbara Robinson Buckland—168,650 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—3,247,738 shares (shared voting and investment power); William W. Robinson—205,045 shares (sole voting and investment power) and 2,393,640 shares (shared voting and investment power); Florence Robinson Ford—161,135 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S.

Hedden—29,663 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 2,967,700 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,311,500 shares issuable under the Class A Options) described in Notes 1 and 2 above; 620,687 shares of Common Stock held directly by Mr. Robinson; 68,350 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 7,264 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2010 under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 8,044 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,662 shares of Common Stock owned directly by his sons; and 29,000 shares of Common Stock owned by the Richard Robinson Charitable Fund. Does not include 43,595 unvested restricted stock units (“RSUs”) held under the Management Stock Purchase Plan (the “MSPP”). Of the shares held directly by Mr. Robinson, 619,401 shares are pledged to a bank as collateral for a personal loan.

(4)	Does not include an aggregate of 208,716 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee, as to which Ms. Morrill disclaims beneficial ownership.

(5)

Does not include 15,430 shares of Common Stock held under trusts for which Mr. Robinson’s spouse is a trustee and 64,728 shares held directly by his spouse, as to which Mr. Robinson disclaims beneficial ownership.

(6)

Includes 2,913 shares of Common Stock held directly by Mr. Hedden; 25,000 shares under options exercisable by Mr. Hedden within 60 days; 1,750 RSUs scheduled to vest within 60 days held under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 5,250 unvested RSUs held under the 2001 Plan.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G, dated February 12, 2010, filed with the SEC. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 562,264 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G, dated January 20, 2010, filed with the SEC. These shares are owned by various individual and institutional investors, as to which Blackrock has the sole power to vote or direct investments with regard to all such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Blackrock is deemed to be a beneficial owner of these shares.

(9)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G, dated February 10, 2010, filed with the SEC. Dimensional Fund serves as investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). The Funds own these shares, and in its role as investment advisor or manager, Dimensional Fund has the sole power to vote and direct investments with regard to all such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund is deemed to be a beneficial owner of such shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

Change of Control Arrangement for Certain Class A Stockholders

          Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson shall have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust shall have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson shall be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2010, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year.

Share Ownership of Management

          On the Record Date, each director, director nominee and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as follows:

	Class A Stock			Common Stock

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors
Richard Robinson	2,967,700	(2)	100%	5,738,799	(3)	15.3%
James W. Barge	—		—	12,600	(4)	*
Marianne Caponnetto **	—		—	0		*
John L. Davies	—		—	54,600	(5)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,361,375	(6)	6.7%
Mae C. Jemison	—		—	55,604	(7)	*
Peter M. Mayer	—		—	69,850	(8)	*
John G. McDonald	—		—	55,604	(7)	*
Augustus K. Oliver	—		—	59,874	(9)	*
Richard M. Spaulding	—		—	225,073	(10)	*
Margaret A. Williams	—		—	0	(11)	*
Named Executive Officers
Richard Robinson	2,967,700	(2)	100%	5,738,799	(3)	15.3%
Maureen O’Connell	—		—	207,131	(12)	*
Margery Mayer	—		—	329,896	(13)	1.0%
Judith Newman	—		—	218,314	(14)	*
Andrew S. Hedden	648,620	(2)		2,361,375	(6)	6.7%
All directors, director nominees and executive officers as a group (15 persons)	2,967,700	(2)	100%	7,090,008	(15)	18.4%

*	Less than 1.0%

**	Nominee

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)

See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.

(4)

Includes 2,400 shares of Common Stock held directly by Mr. Barge, 9,000 shares of Common Stock under options exercisable by Mr. Barge within 60 days and 1,200 shares underlying restricted stock units (“RSUs”) scheduled to vest within 60 days under the Scholastic Corporation 2007 Outside Director Stock Incentive Plan (the “2007 Plan”).

(5)

Includes 2,400 shares of Common Stock held directly by Mr. Davies, 51,000 shares of Common Stock under options exercisable by Mr. Davies within 60 days and 1,200 shares underlying RSUs scheduled to vest within 60 days under the 2007 Plan.

(6)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.

(7)

Includes 3,404 shares of Common Stock held directly by such director, 51,000 shares of Common Stock under options exercisable by such director within 60 days and 1,200 RSUs scheduled to vest within 60 days under the 2007 Plan.

(8)

Includes 16,650 shares of Common Stock held directly by Mr. Mayer, 1,000 shares held through a pension plan in which Mr. Mayer has an interest, 51,000 shares under options exercisable by Mr. Mayer within 60 days and 1,200 RSUs scheduled to vest within 60 days under the 2007 Plan.

(9)

Includes 7,674 shares of Common Stock held directly by Mr. Oliver, 51,000 shares of Common Stock under options exercisable by Mr. Oliver within 60 days and 1,200 RSUs scheduled to vest within 60 days under the 2007 Plan. Does not include 182,400 shares of Common Stock held by the estate of Mr. Oliver’s father, of which Mr. Oliver is the executor and in which he has a beneficial interest.

(10)

Includes 178,383 shares of Common Stock held directly by Mr. Spaulding, 45,490 shares under options exercisable by Mr. Spaulding within 60 days and 1,200 RSUs scheduled to vest within 60 days under the 2007 Plan.

(11)	Ms. Williams joined the Board in May 2010.

(12)

Includes 3,232 shares of Common Stock held directly by Ms. O’Connell, 25 shares of Common Stock owned by Ms. O’Connell’s minor son, 194,250 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days, 6,750 RSUs scheduled to vest within 60 days under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”) and 2,874 RSUs vested or scheduled to vest within 60 days held under the Management Stock Purchase Plan (“MSPP”). Does not include 9,848 unvested RSUs held under the MSPP or 19,250 unvested RSUs held under the 2001 Plan.

(13)

Includes 24,209 shares of Common Stock held directly by Ms. Mayer, 299,790 shares under options exercisable by Ms. Mayer within 60 days, 4,500 RSUs scheduled to vest within 60 days under the 2001 Plan and 1,397 RSUs vested or scheduled to vest within 60 days held under the MSPP. Does not include 1,106 unvested RSUs held under the MSPP or 16,500 unvested RSUs held under the 2001 Plan.

(14)

Includes 2,491 shares of Common Stock held directly by Ms. Newman, 196,050 shares under options exercisable by Ms. Newman within 60 days, 8,350 shares underlying RSUs scheduled to vest within 60 days under the 2001 Plan and 11,423 RSUs vested or scheduled to vest within 60 days held under the MSPP. Does not include 2,666 unvested RSUs held under the MSPP or 18,200 unvested RSUs held under the 2001 Plan.

(15)

Includes 2,967,700 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,311,500 shares issuable under the Class A Options) described in Notes 1 and 2 on page 4, 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 8,044 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,662 shares of Common Stock owned directly by Mr. Robinson’s sons; and 29,000 shares owned by the Richard Robinson Charitable Fund. Also includes an aggregate of 867,847 shares of Common Stock held directly and 1,025 shares beneficially owned by all directors and executive officers as a group; an aggregate of 1,124,180 shares of Common Stock under options exercisable by members of the group within 60 days; an aggregate of 15,694 shares underlying RSUs vested or scheduled to vest within 60 days held under the MSPP; an aggregate of 7,264 shares of Common Stock with respect to which members of the group had voting rights at May 31, 2010 under the 401(k) Plan; and an aggregate of 31,500 shares underlying RSUs scheduled to vest within 60 days held under the 2001 Plan. Does not include an aggregate of 64,588 unvested RSUs held under the MSPP or an aggregate of 66,200 unvested RSUs held under the 2001 Plan.

Compensation Committee Interlocks and Insider Participation

          No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2010 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

          The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010.

          The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report:

John L. Davies, Chairperson Peter M. Mayer John G. McDonald

COMPENSATION DISCUSSION AND ANALYSIS

          The Company’s compensation programs for its executive officers and other senior management are administered by the HRCC, which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain a compensation system that fosters the short-term and long-term goals of the Company and its stockholders.

          The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees—Human Resources and Compensation Committee” and “Corporate Governance—HRCC and SGC Procedures” in “Matters Submitted to Stockholders—Election of Directors,” below.

          The HRCC regularly reviews the Company’s compensation programs and considers methods to increasingly tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively

•

The Company’s goal is to provide a competitive framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional contributions and the external market in which the Company competes for executive talent.

•	The Company, through competitive compensation policies, can foster the continued development of the Company’s operating segments, which in turn builds stockholder value.

•	In determining the compensation of its executive officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.

•

The Company reviews the executive compensation of a broad group of companies in the publishing, media and education industries for comparative purposes. The companies included in the compensation peer group are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance

•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each executive officer and the overall financial performance of the Company.

•

As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible may also be used to create a link between the achievement of divisional financial goals and the overall financial performance of the Company.

Executives as Stockholders

•

The Company’s compensation practices are also designed to link a portion of each executive officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

          The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Meredith Corporation, The McGraw-Hill Companies, Inc., Pearson plc, Reed Elsevier plc, School Specialty Inc., E. W. Scripps Company, The Washington Post Company and John Wiley & Sons, Inc. At its March 2010 meeting, the HRCC removed Amazon.com Inc. from the peer group and replaced it with Barnes & Noble Inc. and Reed Elsevier plc. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys, provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

          The following table provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this table.

Compensation Element		Objective		Key Features

Fixed

Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent or creative marketing capability or the management of those providing such creative content or marketing.

Compensation Element		Objective		Key Features

Variable

Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit performance.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which generally vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.

•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool as well as increasing stock ownership.

Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified executives	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.

			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.

			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units (“RSUs”) at a 25% discount.

Base Salary

          Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent or creative marketing capability or the management of those providing such creative content or marketing. In considering annual base salary increases, Company financial performance is also taken into consideration.

          Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. The HRCC determined that most members of senior management, including the Chief Executive Officer and the other Named Executive Officers, would not receive a base salary increase during fiscal 2010 based on the continued challenging economic climate.

Annual Performance-Based Cash Bonus Awards

          The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where the Named Executive Officer is responsible for an operating unit of the Company, may also include business unit performance, through the use of annual cash bonus awards. In addition to Company and business unit performance, individual performance goals were also used in respect of fiscal 2010. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit or function. In each case, whether considering the Company as a whole or an executive’s business unit or function, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s or business unit’s financial performance. The continued focus of the annual bonus element of compensation has been to align the interests of senior management and the Named Executive Officers with the Company’s financial, operating and strategic goals for the year, and in the case of fiscal 2010, to primarily encourage and reward the achievement of Company-wide goals. In the context of the Company’s key financial and operating goals for fiscal 2011, the emphasis for the annual bonus awards will continue to be focused on overall Company performance as further described below under “MIP/EPIP Revisions and Fiscal 2011 Targets.”

          Potential bonus awards for executive officers, including the Named Executive Officers, are set and determined under the Company’s Management Incentive Program (“MIP”) or under the Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as discussed below under “Regulatory Considerations.” Under the MIP and EPIP the Company retains the discretion to increase or decrease the total bonus paid to an executive (other than to participants in the EPIP, including the Named Executive Officers, as to whom only discretion to decrease the total bonus is retained) by up to 100% of the achieved target and, upon the recommendation of the Chief Executive Officer, to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness, demonstration of the achievement of certain cross-departmental company goals and individual performance, both recently and over the term of employment by the Company.

Fiscal 2010 Targets

          On July 21, 2009, the HRCC set the fiscal 2010 annual MIP and EPIP bonus targets for executive officers and senior management, including the Named Executive Officers, based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2010 operating plan and, in particular, its long-term operating margin goal of 9%. Accordingly, the funding of the corporate bonus pool was based upon the achievement of the Corporate Operating Income target. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time charges. Discontinued operations are not included for this purpose. The EPIP bonuses for all of the Named Executive Officers were solely based on achievement of that Corporate Operating Income metric up to the target amount. Once the Corporate Operating Income target was met, the corporate bonus pool was then proportionally divided based on Corporate Operating Income and Division Operating Profit in accordance with the table below. Division Operating Profit is the divisional metric that rolls up to Corporate Operating Income. Division Operating Profit is defined as a specific division’s net revenues less total operating costs, including direct, indirect or allocated expenses, as reported in the Company’s audited financial statements, excluding any one-time charges.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target

Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Division Operating Profit

Named Executive Officers (Business)	100%	0%	60%	40%
Named Executive Officers (Staff)	100%	0%	100%	0%

Bonus Potentials and Payouts for Fiscal 2010

          For each of the Named Executive Officers, individual EPIP bonus potentials for fiscal 2010 were dependent upon the achievement of Company or business unit targets as indicated in the table below, with the potential bonus payout for each executive ranging from 0% to 200% of the target amount.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target

Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Division Operating Profit

Richard Robinson	100%	0%	100%	0%
Maureen O’Connell	100%	0%	100%	0%
Margery Mayer	100%	0%	60%	40%
Judith Newman	100%	0%	60%	40%
Andrew S. Hedden	100%	0%	100%	0%

          For fiscal 2010, the Company achieved the Corporate Operating Income target at 131.8%, and the bonus payout to the Named Executive Officers under the EPIP, as approved by the HRCC, is listed in the table below.

Named Executive Officer	Fiscal 2010 Bonus amount	Bonus payout as a percentage of salary

Richard Robinson	$1,261,500	145%
Maureen O’Connell	$738,182	105.5%
Margery Mayer	$485,430	78.5%
Judith Newman	$410,316	65.5%
Andrew S. Hedden	$346,023	65.9%

          In addition to the foregoing bonuses paid under the Company’s EPIP, in December 2009, the HRCC awarded Ms. O’Connell a special supplemental bonus in the amount of $250,000 in recognition of the cost management initiatives which she had successfully implemented in fiscal 2009, and, in addition to her regular EPIP bonus payout for fiscal 2010, in July 2010, the HRCC also awarded Ms. Mayer a special supplemental bonus in the amount of $194,370 in recognition of the extraordinary growth results achieved by Scholastic Education in fiscal 2010 and the key contribution Scholastic Education made in enabling the Company to exceed the operating income and margin goals included as part of its fiscal 2010 operating plan.

MIP/EPIP Revisions and Fiscal 2011 Targets

          As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance as well as certain other indicators of performance. With respect to fiscal 2011, the HRCC has again set the MIP and EPIP performance targets primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2011 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target and the EPIP bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the target amount. Assuming the Corporate Operating Income target is met, for fiscal 2011 the portion of the corporate bonus pool resulting from performance above target will then be proportionally divided based on Corporate Operating Profit and the Division Operating Profit contribution in accordance with the table below.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target

Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Division Operating Profit Relative Contribution

Named Executive Officers (Business)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%

          To the extent the Corporate Operating Income target is exceeded, for fiscal 2011 the bonus pool may be increased to fund up to a maximum of 150 % of the target amount for the bonus pool. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool. Also, if the corporate bonus pool is not funded by at least 25% of its target amount, a discretionary pool may, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees based on a performance analysis system developed by the Human Resources Department.

Long-Term Incentive Compensation

          The Stock Grant Committee of the Board (the “SGC”), which is comprised solely of independent directors as defined by NASDAQ rules, each of whom is also a member of the HRCC, determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers and senior management as well as other eligible employees.

The practice of the SGC is to consider:

•

Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in either July or September.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

          Equity awards are made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provides for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. The HRCC has determined that its current practice should be to generally consider the award of restricted stock units, stock options or a combination in appropriate cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the use of restricted stock units, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers. To date, only non-qualified stock options and restricted stock units have been granted under the 2001 Plan.

Options to Purchase Common Stock and Restricted Stock Units

          Equity grants made during fiscal 2010 to executive officers and senior management, including the Named Executive Officers, were determined by the SGC based upon the compensation objectives of the HRCC, as discussed above, and informed by the evolving nature of executive compensation practices.

          In determining the size of the equity grants for the Named Executive Officers, the SGC considered numerous factors, including:

•	the level of responsibility of the individual;

•	the individual’s job performance and ability to influence corporate results;

•	the number of stock options and restricted stock units previously granted to that individual;

•	the cost to the Company under FASB ASC Topic 718 and the related effect of equity grants on earnings per share dilution; and

•	competitive market practices.

          During fiscal 2010, other than in the case of new hires, the SGC granted equity-based awards which were primarily comprised of restricted stock units. The Chief Executive Officer continued to receive stock options.

          Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the market price of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Also, through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company. Stock options granted in fiscal 2010 to executive officers and senior management, including the Named Executive Officers, vest in 25% annual installments beginning on the first anniversary of the grant date, subject to minimum annual vesting of 1,000 shares, and expire after ten years.

          Restricted stock units convert automatically into shares of Common Stock on a one-to-one basis upon vesting, unless otherwise deferred by the recipient. Twenty-five percent of the restricted stock units received by the Named Executive Officers and other members of senior management vest thirteen months after the date of grant and the remaining seventy-five percent vest in three equal installments annually thereafter on each anniversary of the date of grant. The additional month during the first vesting period facilitates compliance with applicable regulations of the Internal Revenue Service regarding deferred compensation in case the recipient elects to defer receipt of the underlying Common Stock.

          The specific fiscal 2010 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2010 is set forth below in the “Outstanding Equity Awards at May 31, 2010” table. The HRCC did not make long-term incentive compensation grants for fiscal 2011 at its July 2010 meeting, other than a grant relating to a newly-hired executive, electing to defer consideration of any such grants until a subsequent special or regular meeting, pending the consideration of the mix between options and restricted stock units which should generally apply to fiscal 2011 grants.

Equity Awards for Chief Executive Officer

          In 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing, media and education industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the Company adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable the HRCC and the SGC to grant options to Mr. Robinson to acquire Class A Stock (“Class A Options”). The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson was the only eligible participant in the Class A Plan. Mr. Robinson received a total of 1,499,000 Class A Options under the Class A Plan during the period 2004 through 2008, and the program contemplated by the Class A Plan has now been completed.

          In July 2009, Mr. Robinson was granted options under the 2001 Plan to purchase 250,000 shares of Common Stock by the SGC, at the time long-term incentive grants were also awarded to other executive officers and senior management by the SGC for fiscal 2010.

          Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2010 is set forth in the “Outstanding Equity Awards at May 31, 2010” table.

Other Equity-Based Incentives

          The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including executive officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each fiscal quarter. None of the Named Executive Officers, other than Mr. Hedden, are currently participating in the ESPP.

          Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior executives to invest in the Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. With respect to fiscal 2010, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire restricted stock units (“RSUs”) at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2010. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, which are converted into shares of Common Stock on a one-to-one basis upon expiration of the deferral period. During fiscal 2010, eight members of senior management had elected to participate in the MSPP.

          The chart below reflects the allocation by each of the Named Executives of his or her EPIP bonus to the MSPP for fiscal 2010.

Named Executive Officer	Fiscal 2010 EPIP Bonus amount	% allocation to the MSPP for fiscal 2010 EPIP Bonus	Dollar amount of EPIP Bonus to be used for the purchase of RSUs on 9/1/10

Richard Robinson	$1,261,500	100%	$1,261,500
Maureen O’Connell	$738,182	25%	$184,545
Margery Mayer	$485,430	5%	$24,271
Judith Newman	$410,316	0%	$0
Andrew S. Hedden	$346,023	100%	$346,023

Regulatory Considerations

          Section 162(m) of the Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to non-deductibility. Most equity-based awards available for grant under the Company’s equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the EPIP are also intended to be exempt from the application of Section 162(m) as performance-based compensation. However, in appropriate circumstances, the HRCC may deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance-based criteria and therefore may not be deductible by reason of Section 162(m). All of the compensation approved for payment by the HRCC to the Named Executive Officers in respect of fiscal 2010, with the exception of the supplemental bonuses awarded to Ms. O’Connell and Ms. Mayer as previously described, qualified under Section 162(m).

SUMMARY COMPENSATION TABLE

          The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2010, May 31, 2009 and May 31, 2008 as indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(5) ($)	Total ($)

Richard Robinson	2010	$870,000	$0	$0	$1,947,500	$1,261,500	$4,336		$198,728	$4,282,064
Chairman of the Board,	2009	$870,000	$0	$0	$2,830,000	$154,182	$55,310		$364,387	$4,273,879
Chief Executive Officer	2008	$870,000	$0	$0	$3,402,500	$610,088	$0		$84,608	$4,967,196
and President

Maureen O’Connell	2010	$700,000	$250,000	$402,360	$0	$738,182	$839		$47,105	$2,138,486
Executive Vice President,	2009	$681,731	$0	$109,000	$1,154,500	$134,400	$3,154		$62,683	$2,145,468
Chief Administrative Officer	2008	$650,000	$0	$217,260	$1,363,490	$378,625	$0		$31,843	$2,641,218
and Chief Financial Officer

Margery Mayer	2010	$618,000	$194,370	$229,920	$207,500	$485,430	$10,368		$15,304	$1,760,892
Executive Vice President	2009	$618,000	$0	$109,000	$150,900	$96,277	$10,510		$17,765	$1,002,452
and President, Scholastic	2008	$618,000	$0	$217,260	$583,170	$207,594	$6,430		$5,190	$1,637,644
Education

Judith Newman	2010	$626,437	$0	$229,920	$0	$410,316	$13,863		$36,436	$1,316,972
Executive Vice President	2009	$612,064	$0	$109,000	$150,900	$55,509	$8,606		$48,495	$984,574
and President, Scholastic	2008	$587,100	$0	$217,260	$1,491,690	$212,714	$2,931		$23,593	$2,535,288
Book Clubs

Andrew S. Hedden	2010	$525,000	$0	$134,120	$0	$346,023	$0	(6)	$9,122	$1,014,265
Executive Vice President,	2009	$252,404	$0	$0	$478,000	$21,146	$0	(6)	$2,137	$753,687
General Counsel and
Secretary

(1)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2010, 2009 or 2008 for the Named Executive Officers.

(2)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2010, 2009 or 2008 for the Named Executive Officers. All awards shown are options to purchase Common Stock, except for Mr. Robinson’s awards for fiscal 2009 and fiscal 2008, which represent Class A Options.

(3)

Represents the full amount of cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the EPIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2010, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden had elected to invest 100%, 25%, 5%, 0% and 100%, respectively, of his or her fiscal 2010 bonus in RSUs, which will occur on September 1, 2010. For fiscal 2009, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden elected to invest 100%, 33%, 5%, 10% and 0%, respectively, of his or her fiscal 2009 bonus, which occurred on September 1, 2009. For fiscal 2008, Mr. Robinson, Ms. O’Connell, Ms. Mayer and Ms. Newman elected to invest 100%, 33%, 10% and 20%, respectively, of his or her fiscal 2008 bonus, which occurred on September 2, 2008.

(4)

Represents the aggregate change of the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2009 and 2008 and the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2010.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

(6)	Mr. Hedden joined the Company on December 1, 2008, and is not eligible to participate in the Company’s Cash Balance Retirement Plan, which was frozen to new participants on June 1, 2009.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2001 Plan RSUs(3) ($)	Total ($)

Richard Robinson	2010	$7,350	$270	$114,248	$76,860	$0	$198,728
	2009	$7,400	$270	$268,150	$85,771	$2,796	$364,387
	2008	$6,950	$270	$0	$77,388	$0	$84,608

Maureen O’Connell	2010	$7,173	$540	$32,867	$0	$6,525	$47,105
	2009	$7,223	$540	$54,920	$0	$0	$62,683
	2008	$8,800	$540	$22,503	$0	$0	$31,843

Margery Mayer	2010	$4,900	$540	$3,564	$0	$6,300	$15,304
	2009	$4,950	$540	$9,125	$0	$3,150	$17,765
	2008	$4,650	$540	$0	$0	$0	$5,190

Judith Newman	2010	$7,166	$540	$4,110	$15,283	$9,337	$36,436
	2009	$7,215	$540	$18,703	$16,203	$5,834	$48,495
	2008	$6,784	$540	$0	$16,269	$0	$23,593

Andrew S. Hedden	2010	$7,007	$540	$0	$0	$1,575	$9,122
	2009	$1,867	$270	$0	$0	$0	$2,137

(1)

Represents the grant date fair value under FASB ASC Topic 718 of restricted stock units purchased by the Named Executive Officers under the MSPP for the fiscal year indicated, which was based upon the prior year’s EPIP bonus. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $69,634, $81,271 and $74,953 of the amounts shown for fiscal 2010, 2009 and 2008, respectively, represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, $5,303, $4,500 and $6,953 represents club membership dues used partially for personal use for fiscal 2010, 2009 and 2008, respectively, and $1,922 for fiscal 2010 represents fees paid by the Company for an executive physical. For Ms. Newman, the amounts shown for fiscal 2010, 2009 and 2008 represent payments made by the Company for personal use of a company-provided automobile, based on information provided by her.

(3)

The Company did not declare any dividends in fiscal 2008. In fiscal 2010 and 2009, the Company declared a quarterly dividend of $0.75 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2001 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under both plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

          The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2010 to each of the Named Executive Officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)

		Estimated Possible Payouts, Under Non-Equity Incentive Plan Awards(1)

	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Name

Richard Robinson	—	$239,250	$957,000	$1,914,000
	7/22/2009						250,000	$19.33	$19.06	$1,947,500

Maureen O’Connell	—	$140,000	$560,000	$1,120,000
	7/21/2009				21,000	(4)			$19.22	$402,360

Margery Mayer	—	$84,975	$339,900	$679,800
	7/21/2009				12,000	(4)			$19.22	$229,920
	9/22/2009						25,000	$24.52	$24.44	$207,500

Judith Newman	—	$86,135	$344,540	$689,081
	7/21/2009				12,000	(4)			$19.22	$229,920

Andrew S. Hedden	—	$65,625	$262,500	$525,000
	7/21/2009				7,000	(4)			$19.22	$134,120

(1)

Represents the potential amounts of cash bonus that could have been received for fiscal 2010 under the EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2010 and paid in fiscal 2011.

(2)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the respective grant dates.

(3)	This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC Topic 718.

(4)	Represents restricted stock units that vest in 25% increments on August 21, 2010, July 21, 2011, July 21, 2012 and July 21, 2013.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2010

          The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2010.

		Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable		Number of Securities Underlying Unexercised Options(1) (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Richard Robinson	7/18/2000	250,000				$31.565	7/19/2010
	7/18/2002	5,850				$36.23	7/18/2012
	9/20/2004	333,000	(3)			$29.49	9/20/2014
	9/21/2005	333,000	(3)			$36.41	9/21/2015
	9/20/2006	249,750	(3)	83,250	(3)	$30.08	9/20/2016
	9/19/2007	125,000	(3)	125,000	(3)	$36.21	9/19/2017
	9/24/2008	62,500	(3)	187,500	(3)	$27.93	9/24/2018
	7/22/2009	0		250,000		$19.33	7/22/2019
Maureen O’Connell	3/20/2007	75,000		25,000		$34.85	3/20/2017
	9/19/2007	4,500		4,500		$36.21	9/19/2017	3,000	$78,450
	12/11/2007	50,000		50,000		$34.84	12/11/2017
	7/22/2008	6,250		18,750		$27.25	7/22/2018	3,000	$78,450
	9/24/2008	25,000		75,000		$27.93	9/24/2018
	7/21/2009							21,000	$549,150
Margery Mayer	9/19/2000	50,000				$31.865	9/20/2010
	12/18/2001	25,000				$42.85	12/18/2011
	7/18/2002	27,540				$36.23	7/18/2012
	7/14/2003	35,000				$27.46	7/14/2013
	5/24/2004	50,000				$28.11	5/24/2014
	7/19/2005	34,000				$37.38	7/19/2015
	7/18/2006	24,750		8,250		$27.52	7/18/2016
	7/17/2007	16,500		16,500		$35.38	7/17/2017
	9/19/2007	4,500		4,500		$36.21	9/19/2017	3,000	$78,450
	7/22/2008	3,750		11,250		$27.25	7/22/2018	3,000	$78,450
	7/21/2009							12,000	$313,800
	9/22/2009	0		25,000		$24.52	9/22/2019

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Judith Newman	7/18/2000	50,000		$31.565	7/18/2010
	12/18/2001	10,000		$42.85	12/18/2011
	7/18/2002	20,000		$36.23	7/18/2012
	7/14/2003	5,000		$27.46	7/14/2013
	5/24/2004	50,000		$28.11	5/24/2014
	9/20/2005	25,000		$36.92	9/20/2015
	9/19/2006	5,100	1,700	$29.74	9/19/2016	850	$22,228
	7/17/2007	10,000	10,000	$35.38	7/17/2017
	9/19/2007	4,500	4,500	$36.21	9/19/2017	3,000	$78,450
	5/20/2008	50,000	50,000	$29.81	5/20/2018
	7/22/2008	3,750	11,250	$27.25	7/22/2018	3,000	$78,450
	7/21/2009					12,000	$313,800
Andrew S. Hedden	12/16/2008	25,000	75,000	$16.48	12/16/2018
	7/21/2009					7,000	$183,050

(1)	All stock options that were granted in fiscal 2010, 2009 and 2008 vest in 25% increments beginning with the first anniversary of the date of grant.

(2)

For restricted stock units granted in fiscal 2010, 2009 and 2008, 25% of the grant vests thirteen months after the grant date and the remaining 75% vests in equal increments on the 2nd, 3rd and 4th anniversaries of the grant date. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $26.15, the closing price of the Common Stock on NASDAQ on May 28, 2010.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

          The following table shows the number of shares of Common Stock acquired during fiscal 2010 upon the exercise of stock options and upon vesting of restricted stock units:

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)

Richard Robinson	0	0		0	0
Maureen O’Connell	0	0		2,500	$62,465
Margery Mayer	0	0		2,500	$62,465
Judith Newman	20,000	$108,400	(2)	3,350	$84,047
Andrew S. Hedden	0	0		0	0

(1)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell and Ms. Mayer each had 1,500 RSUs and Ms. Newman had 2,350 RSUs vest on September 18, 2009 and the closing price on that date was $25.39. Ms. O’Connell, Ms. Mayer and Ms. Newman each had 1,000 RSUs vest on August 21, 2009 and the closing price on that date was $24.38.

(2)

During fiscal 2010, Ms. Newman exercised options to purchase 20,000 shares of Common Stock that were due to expire on March 13, 2013. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $24.80 from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, December 28, 2009, which was $30.22

Pension Plan

          Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

          The Retirement Plan had been amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”).

Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2010, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $69,610, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

          The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2010, the same measurement date as used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

Richard Robinson	Scholastic Corporation Cash Balance Retirement Plan	47	$617,526	(2)	$73,621	(3)
Maureen O’Connell	Scholastic Corporation Cash Balance Retirement Plan	2	$3,993	(2)	$0
Margery Mayer	Scholastic Corporation Cash Balance Retirement Plan	19	$92,776	(2)	$0
Judith Newman	Scholastic Corporation Cash Balance Retirement Plan	16	$80,899	(2)	$0
Andrew S. Hedden	Scholastic Corporation Cash Balance Retirement Plan	0	$0	(4)	$0

(1)

The valuation method and material assumptions used in determining pension benefits and obligations can be found in Note 1 of Notes to “Consolidated Financial Statements” included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Pay earned and service credited after June 1, 2009 will not be considered in determining the Named Executive Officer’s benefit as the Retirement Plan was frozen as of that date.

(3)

Mr. Robinson’s benefits include $57,797 accumulated under the Prior Benefit Formula and $15,824 paid from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985.

(4)	Mr. Hedden did not meet the minimum service period prior to the plan freeze.

          The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2010 and the balances thereunder at May 31, 2010.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)

Richard Robinson	$154,182	$1,140,009
Maureen O’Connell	$44,352	$332,680
Margery Mayer	$4,814	$194,870
Judith Newman	$5,550	$368,427
Andrew S. Hedden	$0	$0

(1)

The amounts shown represent fiscal 2009 EPIP bonus amounts that were to be paid in fiscal 2010 but were deferred at the Named Executive Officer’s election and invested in RSUs under the MSPP. Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden each elected to invest 100%, 33%, 5%, 10% and 0%, respectively, of his or her bonus. The purchase of the RSUs was made on September 2, 2009.

(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 28, 2010 and was calculated by multiplying the number of RSUs held by $26.15, the closing price of the Common Stock on NASDAQ on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

          The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans and individual agreements. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 28, 2010, the last business day of fiscal 2010, with the closing sale price per share of the Common Stock on that date of $26.15. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2010, Mr. Robinson, Ms. Mayer and Mr. Hedden were of retirement age for all of their option and restricted stock unit grants received pursuant to the 2001 Plan prior to July 21, 2009, when retirement age was defined as age 55 or older, and for all grants received on or after July 21, 2009, when the definition of retirement changed to age 55 plus 10 years of continuous employment service, with the exception of Mr. Hedden’s grant of restricted stock units on July 21, 2009. As of as of May 31, 2010, under the MSPP, Mr. Robinson, Ms. Mayer and Mr. Hedden were of retirement age, which is defined for purposes of the MSPP as age 55 or older. Ms. O’Connell and Ms. Newman are not eligible for retirement under any of the Company’s equity plans. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2001 plan (or, in the case of a portion of Mr. Robinson’s grants, under the Class A Plan) and previously purchased RSUs under the MSPP.

          409A Limitations. In compliance with Internal Revenue Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Internal Revenue Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

MSPP Plan

          As described in “Compensation Discussion and Analysis—Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments under the MIP and EPIP (as described under “Compensation Discussion and Analysis—Annual Performance-Based Cash Bonus Awards” above), through the purchase of RSUs under the MSPP. The amounts deferred with respect to bonuses received for fiscal 2009 but paid and deferred in fiscal 2010 are included in the “Nonqualified Deferred Compensation Table” above. The following discussion describes the payment provisions for RSUs under the terms of the MSPP, including upon the voluntary or involuntary termination of employment of the executive participating in the plan (a “Participant”) or a change-in-control.

          The following table illustrates the payment provisions upon termination or a change-in-control contained in the MSPP plan.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement (defined as age 55 or older)	Death or Disability	Change-in- Control

Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.

Unvested RSUs	RSUs are forfeited and participants receive cash equal to the lesser of the fair market value of the underlying stock or the amount of funds deferred.

RSUs are forfeited and participants receive a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the purchase price of the RSUs.

			Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

Equity Incentives

          As described in “Compensation Discussion and Analysis—Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

          The following table illustrates the payment provisions upon termination or a change-in-control for stock options and restricted stock units under the 2001 Plan in effect at May 31, 2010.

Type of equity	Volunary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change-in- Control

Non-qualified stock options granted before July 21, 2009	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options. Retirement defined as age 55 or older.	Vesting accelerates. Participant or his estate has one year to exercise vested options.	Vesting accelerates. All other terms of stock options apply.

Non-qualified stock options granted on or after July 21, 2009	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options shall continue to vest. Participant has three years from the date of retirement to exercise vested options. Retirement defined as 55 years old and 10 years employment.	Vesting accelerates. Participant or his estate has one year to exercise vested options.	Vesting accelerates. All other terms of stock options apply.

Restricted Stock Units (RSUs) granted before July 21, 2009	Unvested RSUs are forfeited.	All RSUs expire as of the date of termination.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

Restricted Stock Units (RSUs) granted on or after July 21, 2009	Unvested RSUs are forfeited.	All RSUs expire as of the date of termination.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock. Retirement defined as 55 years old and 10 years employment.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

          The following table illustrates the payment provisions upon termination or a change-in-control of stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change-in- Control

Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options.	Vesting of options accelerates. Participant or his estate has one year to exercise vested options.	Vesting accelerates. All other terms of stock options apply.

          The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated or a change-in-control had occurred on May 31, 2010 under any severance arrangements, the MSPP, the 2001 Plan and, in the case of a portion of Mr. Robinson’s outstanding stock options, the Class A Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2010, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of the change-in-control. Annual bonuses are discretionary and are therefore omitted from the table. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)(1)

Richard Robinson
MSPP(2)	$764,260	$764,260	$844,217	$1,140,009	$1,140,009	$1,140,009
Class A Plan stock options(3)	$0	$0	$0	$0	$0	$0
2001 Plan stock options(3)	$0	$0	$0	$1,278,750	$1,705,000	$1,705,000
Total	$764,260	$764,260	$844,217	$2,418,759	$2,845,009	$2,845,009
Maureen O’Connell
MSPP(2)	$236,817	$236,817	$258,289	n/a	$332,680	$332,680
2001 Plan restricted stock units(4)	$0	$0	$156,900	n/a	$706,050	$706,050
2001 Plan stock options(3)	$0	$0	$0	n/a	$0	$0
Total	$236,817	$236,817	$415,189	n/a	$1,038,730	$1,038,730
Margery Mayer
MSPP(2)	$182,469	$182,469	$185,189	$194,870	$194,870	$194,870
2001 Plan restricted stock units(4)	$0	$0	$156,900	$470,700	$470,700	$470,700
2001 Plan stock options(3)	$0	$0	$0	$30,563	$40,750	$40,750
Total	$182,469	$182,469	$342,089	$696,133	$706,320	$706,320
Judith Newman
MSPP(2)	$346,809	$346,809	$352,386	n/a	$368,427	$368,427
2001 Plan restricted stock units(4)	$0	$0	$179,128	n/a	$492,928	$492,928
2001 Plan stock options(3)	$0	$0	$0	n/a	$0	$0
Total	$346,809	$346,809	$531,514	n/a	$861,355	$861,355
Andrew S. Hedden
MSPP(2)	$0	$0	$0	$0	$0	$0
2001 Plan restricted stock units(4)	$0	$0	$0	n/a	$183,050	$183,050
2001 Plan stock options(3)	$241,750	$0	$241,750	$967,000	$967,000	$967,000
Total	$241,750	$0	$241,750	$967,000	$1,150,050	$1,150,050

(1)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

(2)	All amounts represent the payout of the RSUs held under the MSPP based on the closing price of the Company’s Common Stock on May 28, 2010 of $26.15 per share. Under the terms of the MSPP, all unvested RSUs become vested upon retirement, death/disability or a change-in-control and the number in those columns represents the payout of the RSUs as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $26.15 per share multiplied by the vested RSUs and, for the unvested RSUs, the lower of the sum of the purchase price of the unvested RSUs or the closing price of $26.15 multiplied by the unvested RSUs. In the case of involuntary termination, the value is the sum of the vested RSUs and a portion of the unvested RSUs (based upon the number of full years since purchase divided by three) multiplied by the closing price of $26.15 and the purchase price of the remaining unvested RSUs.

(3)

Under the terms of the 2001 Plan and the Class A Plan, in the event of a merger or consolidation or other change-in-control, the Company has the ability to accelerate the vesting of unvested stock options. Accordingly, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated. Most of the stock options granted to the Named Executive Officers, with the exception of the options granted to Mr. Hedden, are underwater, i.e., the exercise price is greater that the closing price on May 31, 2010, so there is no value for any of such underwater stock options.

(4)

All amounts represent the payout of the restricted stock units held under the 2001 Plan based on the closing price of the Company’s Common Stock on May 28, 2010 of $26.15 per share. Under the terms of the 2001 Plan, all unvested restricted stock units become vested upon retirement, death/disability or a change-in-control (see note (3) above) and the number in those columns represents the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2001 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause. In the case of an involuntary termination, for restricted stock units granted before July 21, 2009, the vesting is accelerated and for restricted stock units granted after July 21, 2009, the unvested restricted stock units are forfeited.

EQUITY COMPENSATION PLAN INFORMATION

          The following table presents information regarding the Company’s equity compensation plans at May 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders Common Stock	5,589,156	$31.56	1,972,310	(1)
Class A Stock	1,499,000	$32.02	0

Equity Compensation plans not approved by security holders Common Stock	—	—	—
Class A Stock	—	—	—

Total	7,088,156	$31.64	1,972,310

(1)

Includes 431,310 shares of Common Stock under the ESPP; 204,171 shares of Common Stock under the MSPP; 932,229 shares of Common Stock under the 2001 Plan, which may be issued upon the exercise of stock options or as restricted stock, restricted stock units, or other stock-based awards; and 404,600 shares of Common Stock under the 2007 Plan, which may be issued upon the exercise of stock options or as restricted stock units.

Stock Ownership Guidelines

          The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive, retirement or stock purchase plans, but excluding options to purchase Common Stock. At May 31, 2010, all of the Named Executive Officers who were not within the current six year phase-in period were in compliance with the Stock Ownership Guidelines, with the exception of Ms. Newman, who was at approximately 84% of her required level of ownership. It is intended to reconsider the current Stock Ownership Guidelines during fiscal 2011 to determine whether appropriate revisions should be made to the policy or a new policy incorporating stock retention guidelines should be instituted.

MATTERS SUBMITTED TO STOCKHOLDERS

ELECTION OF DIRECTORS

          The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The current Board consists of ten directors. On February 19, 2010, Ramon C. Cortines, a director elected by the holders of the Class A Stock, who had served as a director since 1995, resigned from the Board, and, on May 19, 2010, the directors who were elected by the holders of the Class A Stock, by unanimous vote, appointed Margaret A. Williams as a director to fill the vacancy created by the resignation of Mr. Cortines. Ms. Williams is a nominee for director to be elected at the Annual Meeting. In August 2010, at the recommendation of the Nominating and Governance Committee of the Board, the Class A Stockholders executed a unanimous written consent fixing the size of the Board at eleven directors, effective as of the date of the Annual Meeting. The Nominating and Governance Committee proposed to the Board that Marianne Caponnetto be the nominee for election at the Annual Meeting to fill the resulting vacancy.

          As a result, the Board has nominated the eleven persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for election at the Annual Meeting to serve as directors of the Company until the next annual meting of stockholders and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

          Proxies are solicited in favor of the eight nominees to be elected by the Class A Stockholders and the three nominees to be elected by the holders of the Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Class A Stockholders provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominee will be unable to serve.

Recommendation

          The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

          The Board recommends that holders of Common Stock vote FOR each of the three nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	73	1971

John L. Davies	Private Investor, Washington D.C.	60	2000

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	69	1991

Mae C. Jemison	President and Founder, The Jemison Group, Inc., Houston, TX	53	1993

Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	74	1999

Augustus K. Oliver	Managing Member, Oliver Press Partners, LLC, New York, NY	60	1995

Richard M. Spaulding	Former Executive Vice President of the Company	73	1974

Margaret A. Williams	Partner, Griffin Williams LLC, Washington, DC	55	2010

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*

James W. Barge	Executive Vice President, Controller, Tax and Treasury, Viacom Inc., New York, NY	55	2007

Marianne Caponnetto	Independent Consultant and Strategic Advisor, Bedford, NY	59	—

John G. McDonald	The Stanford Investors Professor, Graduate School of Business, Stanford University, Palo Alto, CA	73	1985

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

          Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

          John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March, 2005, when it became a private company.

          Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

          Mae C. Jemison. Dr. Jemison is a physician and the President of The Jemison Group, a technology consulting company, and chair and founder of the Dorothy Jemison Foundation for Excellence, as well as the founder of Biosentient Corporation. Dr. Jemison was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992. She is a director of Kimberly-Clark Corporation, a director and a member of the Audit Committee of Valspar Corporation and, from 2004 to 2007, was also a board member of Gen-Probe Incorporated. Dr. Jemison is a member of the National Academy of Sciences Institute of Medicine, a member of the Morehouse College Board of Trustees, the Chair of the Texas State Product Development and Small Business Incubator Board, a member of the National Institute of Health National Institute of Biomedical Imaging and Bioengineering, a member of the Greater Houston Partnership Board, an organization formed for the purpose of stimulating the local Houston economy, and the Chair of its Disaster Prevention and Recovery Task Force.

          Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, The Netherlands and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

          Augustus K. Oliver. Mr. Oliver has been a Managing Member of Oliver Press Partners, LLC, an investment advisor, since 2005. Mr. Oliver also has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since 1999. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc. He is a director of Comverse Technology Inc. and the Phoenix Companies, Inc. He was a director of Emageon, Inc. until April 4, 2009, when it became a private company.

          Richard M. Spaulding. Mr. Spaulding retired from Scholastic in 2008 and held various executive management positions with the Company since joining in 1960, including as Executive Vice President from 1974 to 2004.

          Margaret A. Williams. Ms. Williams is a partner and founder of Griffin Williams LLC, a management consulting firm established in 2005. The firm helps public and private clients navigate challenges dealing with transition, change and communication. From 2001-2004, she managed the Clinton Foundation, including the launch of its signature HIV/AIDS initiative. She has held several communications management positions including Director of Communications for the Center on Budget and Policy Priorities and the Children’s Defense Fund. From 1993-97, Ms. Williams served concurrently as an Assistant to President Clinton and Chief of Staff to First Lady Hillary Clinton. She is a trustee of the Rhode Island School of Design and a Director of the Clinton Foundation HIV/AIDS Initiative (CHAI), and, from 2000 to 2007, she was a director of Delta Financial Corp.

          James W. Barge. Mr. Barge joined Viacom Inc. as its Executive Vice President, Controller, Tax and Treasury in January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, most recently as the Area Industry Leader of the Consumer Products Group and, prior to that, as a partner in its National Office, where he was responsible for the resolution of SEC, accounting and reporting issues. Mr. Barge is a member of the Advisory Council for the SEC Institute, as well as a Distinguished Practitioner Lecturer for the Terry College of Business at the University of Georgia.

          Marianne Caponnetto. Since 2008, Ms. Caponnetto has been an independent consultant and strategic advisor to a range of technology, digital marketing/media, mobile, start-up and venture capital firms. From 2006 to 2008, she was the Chief Sales and Marketing Officer at DoubleClick Inc., an online advertising company acquired by Google Inc. in 2008. From 1994 to 2005, Ms. Caponnetto held several marketing, digital media and sales management roles at IBM, ultimately as the Vice President, Global Media and Entertainment Industry. Prior to IBM, Ms. Caponnetto led Strategic and Corporate Marketing for Dow Jones & Co. and managed several major agency media departments. She has served on media and advertising industry boards and has been active on several private and non-profit company boards. Ms. Caponnetto is a graduate of the University of California, Berkeley.

          John G. McDonald. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The Stanford Investors Professor, in 1968. Professor McDonald serves on the Boards of Directors of Plum Creek Timber Co., iStar Financial, Inc., QuinStreet, Inc. and twelve mutual funds managed by Capital Research and Management Co. From 1999 to May 2010, he was a director of Varian, Inc., which was acquired by Agilent Technologies Inc. in May 2010.

          The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board and the new director nominee, as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board and the new director nominee include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.

•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.

•	Son of the Company’s founder and principal shareholder of the Company.

•

Substantial knowledge of and experience in the publishing of books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing, e-commerce and the development and sale of educational technology products and services.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.

•	Significant international experience as the founder of AOL International.

•	Investor and shareholder in several public and privately held companies.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.

•	Significant transactional and compliance experience through previous partnership positions with two international law firms.

•	Extensive legal, regulatory and policy experience.

Mae C. Jemison, M.D.

•	Significant entrepreneurial and business startup experience.

•	Significant international experience, particularly in emerging and developing countries.

•	Extensive education experience (elementary, high school and especially college) in the areas of science, technology, engineering and mathematics (STEM) literacy.

•	Substantial board and committee experience as an independent director of several publicly held companies.

•	Scientific and technology experience contributing towards the mission of the Company, including product innovation and strategy.

•	Diverse private and public roles in a broad range of other activities.

Peter M. Mayer

•	Executive, business and operational publishing experience as a former Chairman of the Board and Chief Executive officer of Penguin Group Companies.

•	Over thirty years of executive and management experience in the publishing field.

•	Substantial additional industry experience and product knowledge as the founder of his own trade publishing company.

•	Membership on numerous industry boards and recipient of various honors in publishing.

Augustus K. Oliver

•	Substantial private equity and investment experience, most recently as a managing director of Oliver Press Partners, LLC.

•	Audit committee and compensation committee experience, including serving as Chairman of the Company’s Audit Committee.

•	Based on extensive business and investment experience, determined to be “an audit committee financial expert”.

•

Significant board experience with other public companies, including serving as a current director of Comverse Technologies and Phoenix Companies, Inc., as well as serving as the Company’s Lead Independent Director.

•	Longstanding family commitment to the Company and its mission.

Richard M. Spaulding

•	Significant executive, business and operational experience as a former Executive Vice President of the Company.

•	Substantial product and strategic marketing expertise and a deep understanding of the Company’s businesses, strategies, customers and mission.

•	Longstanding personal commitment to Company and knowledge of its historical growth and development.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.

•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.

•	Extensive experience as a crisis communication strategist.

•	Significant experience in organizational and transitional management issues as advisor to corporate and nonprofit clients.

•	Trustee or director of educational organizations.

James W. Barge

•	Significant experience in financial reporting and accounting and financial control matters involving publicly traded companies.

•	Broad financial experience, including experience as a certified public accountant.

•	Extensive understanding of accounting, financial operations, treasury, tax and finance matters for multinational media companies.

Marianne Caponnetto

•	Significant experience in digital marketing and media initiatives relevant to the Company’s strategic plan for the development and marketing of its digital properties.

•	Extensive marketing expertise gained through numerous management positions focused on the marketing and sales of technology (especially digital technologies) across a broad range of media.

•	Broad range of global operating experience with major corporations in media and advertising and technology.

John G. McDonald

•

Substantial board experience as an independent director of Plum Creek Timber, IStar Financial, Inc., QuinStreet, Inc. and twelve mutual funds managed by Capital Research and Management Co. and former director of Varian, Inc.

•	Extensive knowledge of and experience in finance and capital markets.

•	Significant experience in the analysis of strategic investment opportunities.

•	More than 40 years experience as a professor at the Stanford University Graduate School of Business.

Board Leadership Structure and Risk Oversight

          The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to make information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

          The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within its areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

          Five regular meetings of the Board were held during the 2010 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2010 fiscal year by all standing committees of the Board of which they were a member.

          The Board has seven standing committees: Audit; Executive; Human Resources and Compensation; Stock Grant; Nominating and Governance; Retirement Plan; and Strategic Planning. All members of the Audit, Human Resources and Compensation and Stock Grant Committees are independent directors, as defined under NASDAQ listing standards. With the exception of Mr. Spaulding, who became a member of the Nominating and Governance Committee in March 2010, all of the members of the Nominating and Governance Committee are also independent. Relying on a limited exception to NASDAQ’s independence rules with respect to committee composition, the Board of Directors determined that it was in the best interests of the Company and its shareholders to appoint Mr. Spaulding to serve as a member of the Nominating and Governance Committee. The Board’s determination was based on Mr. Spaulding’s long history with the Company and his deep understanding of its businesses, strategies, customers and needs and the expertise and experience such background would give in the context of identifying appropriate director candidates who can meet the diversity and competency goals of the Board, as well as the fact that Mr. Spaulding will meet the NASDAQ independence requirements on October 1, 2010. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

          Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2010.

          Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge and John L. Davies are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver and Mr. Barge qualify as designated financial experts based upon their business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held seven meetings during the fiscal year ended May 31, 2010, three of which were held for the sole purpose of reviewing and discussing the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

          Human Resources and Compensation Committee. John L. Davies (Chairperson), Peter M. Mayer and John G. McDonald are the current members of the Human Resources and Compensation Committee. Each member of the Human Resources and Compensation Committee (“HRCC”) is independent, as defined under NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162 (m) of the Code and Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance—HRCC and SGC Procedures” below. The HRCC held five meetings during the fiscal year ended May 31, 2010.

          Stock Grant Committee. John G. McDonald (Chairman), John L. Davies, and Peter M. Mayer are the current members of the Stock Grant Committee (“SGC”). Each member of the SGC is independent, as defined under NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The SGC authorizes and approves grants, awards or issuances of stock options, restricted stock, restricted stock units or other rights under the Company’s stock-based compensation plans. For a further description of these duties, see “Corporate Governance—HRCC and SGC Procedures” below. The SGC held four meetings during the fiscal year ended May 31, 2010.

          Nominating and Governance Committee. James W. Barge (Chairperson), Mae C. Jemison and Richard M. Spaulding are the current members of the Nominating and Governance Committee. With the exception of Mr. Spaulding, as discussed above, each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held four meetings during the fiscal year ended May 31, 2010.

          Retirement Plan Committee. Richard M. Spaulding (Chairperson), Mae Jemison, Andrew S. Hedden and Augustus K. Oliver are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee, which reports its actions to the Board, oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2010.

          Strategic Planning Committee. Mae C. Jemison (Chairperson), Peter M. Mayer and Richard M. Spaulding are the current members of the Strategic Planning Committee. The Strategic Planning Committee advises the Company’s management on achieving and implementing its strategic plan and reports its findings to the Board. No meetings of the Strategic Planning Committee were held during the fiscal year ended May 31, 2010.

Corporate Governance

          As part of the Company’s corporate governance practices, the Board has adopted the Scholastic Corporation Corporate Governance Guidelines, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee Charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

          Independent Directors. Scholastic’s Corporate Governance Guidelines provide for a board of ten to fifteen directors and require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson, Mr. Hedden, Mr. Spaulding and Ms. Williams. Mr. Robinson and Mr. Hedden are executive officers of the Company, and Mr. Spaulding is a former executive officer and employee of the Company, who will qualify as an independent director on October 1, 2010. Ms. Williams, as a partner in a consulting firm, Griffin Williams LLC, does not qualify as independent at the current time because her consulting firm received compensation from consulting assignments for the Company during the past three years in excess of $120,000. Ms. Caponnetto, a nominee for director at the Annual Meeting, will qualify as an independent director.

          Lead Independent Director. In May 2010, the Board of Directors amended the Company’s Corporate Governance Guidelines to formally provide for a Lead Independent Director. For many years, the independent directors have met in executive session, generally at the beginning of each Board meeting when any of the members desired such a meeting. At its May meeting, it was determined by the Board, upon recommendation of the Nominating and Governance Committee, that this process be formalized and provide for a Lead Independent Director in the Corporate Governance Guidelines, in view of the Company’s practice of combining the Chairman and Chief Executive Officer positions. Since the practice of holding executive sessions of the independent directors began, Mr. Oliver, at the request of the independent directors, had chaired the meetings and acted as the liaison between the independent directors and the Chairman and Chief Executive Officer, effectively fulfilling the role of a lead independent director. At the May Board meeting, the independent directors formally appointed Mr. Oliver as the Lead Independent Director pursuant to the new policy. The Board believes that, as the Chair of the Company’s Audit Committee and with his thorough understanding of the Company, Mr. Oliver is well-suited to lead the independent sessions of the Board in his capacity as Lead Independent Director. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desire to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

          Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate directors by the Corporate Secretary.

          Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. The Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2011 Annual Meeting” set forth below. The Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas. In fiscal 2010, the Company retained an independent search firm in order to assist the Committee in its selection process with respect to the new nominee candidate, Ms. Caponnetto. The independent search firm identified potential candidates and assisted in the evaluation of such candidates.

          Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the Committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously indicated, the Board regularly meets in executive session with only the independent directors present, and Mr. Oliver presides over those sessions as Lead Independent Director.

          Director Attendance at Company Annual Meetings. All directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the annual meeting of stockholders held on September 23, 2009, with the exception of Ms. Williams, who was not a director at that time.

          Annual Self-Assessment. The Board makes an annual self-assessment of performance with a particular focus on overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process.

          Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

          Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not currently have any formal equity ownership requirements for members of the Board of Directors.

          Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

          HRCC and SGC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to review regulatory developments that may impact the Company’s compensation arrangements and to consider amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP and EPIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting, the HRCC customarily determines the participants in the EPIP and the MSPP and establishes performance criteria for annual bonuses to be awarded under the MIP and EPIP for the current year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers.

          Under the Company’s current practice, equity-based compensation awards under the 2001 Plan are typically made at the scheduled July or September meeting of the SGC each year, which occurs shortly before the announcement of the Company’s earnings for its fiscal year or first fiscal quarter. Except in limited circumstances, the SGC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the SGC at one of its other regularly scheduled meetings.

          All equity awards are made at fair market value on the date of grant, which is the date on which the SGC approves the grant. Under the 2001 Plan, fair market value is deemed to be the average of the high and low market prices on the date of grant.

          The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department.

          The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants. The Company’s current executive compensation consultants, Pay Governance LLC, perform no services for the Company other than in relation to compensation matters.

          Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S.

Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services has been and continues to be presented at regular intervals to the Audit Committee for its consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all employees, officers and directors of the Company, generally prohibits transactions that could result in a conflict of interest. Any waiver of the Code of Ethics for any executive officer or director of the Company requires the approval of the disinterested members of the Board. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, or on a Current Report on Form 8-K filed with the SEC.

Director Compensation

          For fiscal 2010, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer of $40,000 for his or her services as a director, a fee of $5,000 if he or she was the chairperson of a standing committee of the Board, except in the case of the chairpersons of the Audit Committee and the HRCC who each received a $10,000 fee, and an attendance fee of $1,500 for attendance at each Board or committee meeting, whether in person or telephonically. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their service as directors.

          Under the terms of the Scholastic Corporation 2007 Outside Directors’ Stock Incentive Plan (the “2007 Plan”), as approved by the Class A Stockholders at the Company’s 2007 Annual Meeting of Stockholders, an option to purchase 3,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant and 1,200 restricted stock units (“RSUs”) will be automatically granted each year to each Outside Director on the date of the annual meeting of stockholders. As a result, in fiscal 2010, each Outside Director was granted options to purchase 3,000 shares of Common Stock, at an exercise price of $24.54 per share, and 1,200 RSUs. The stock options become fully exercisable and the RSUs fully vest on the first anniversary of the date of grant. The stock options expire on September 23, 2019.

          Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. During the fiscal year ended May 31, 2010, one director chose to defer 100% of his cash compensation under this plan beginning in January 2010. Interest expense accrued during fiscal 2010 on amounts deferred during fiscal 2010 under this plan was $523.

          The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2010.

DIRECTOR COMPENSATION

Fiscal Year 2010 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)

James W. Barge	$58,000	$29,448	$27,270	$0	$0	$114,718
Ramon C. Cortines(5)	$55,500	$0	$0	$0	$0	$55,500
John L. Davies	$81,500	$29,448	$27,270	$0	$0	$138,218
Mae C. Jemison	$61,500	$29,448	$27,270	$0	$0	$118,218
Peter M. Mayer	$56,500	$29,448	$27,270	$0	$0	$113,218
John G. McDonald	$61,000	$29,448	$27,270	$523	$0	$118,241
Augustus K. Oliver	$69,500	$29,448	$27,270	$0	$0	$126,218
Richard M. Spaulding(6)	$57,000	$29,448	$27,270	$0	$24,000	$137,718
Margaret Williams(7)	$0	$0	$0	$0	$75,000	$75,000

(1)

Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director. Charles T. Harris III, who did not stand for reelection at the Company’s annual meeting of stockholders held in September 2006, was paid accrued interest of $1,709 during fiscal 2010 on amounts previously deferred by him under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(2)

Represents the aggregate grant date fair value of RSUs under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. As a result of Mr. Cortines’s resignation, 1,200 RSUs were forfeited during fiscal 2010. Each Outside Director, with the exception of Ms. Williams, had 1,200 RSUs outstanding as of May 31, 2010 and the fair value of such RSUs on the grant date, computed in accordance with FASB ASC Topic 718, was $24.54 per share.

(3)

Represents the aggregate grant date fair value of stock options granted in fiscal 2010 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. As a result of Mr. Cortines’ resignation, 3,000 stock options were forfeited during fiscal 2010. For each Outside Director who received an option award during fiscal 2010, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $9.09 per share. At May 31, 2010, each of Messrs. Davies, Oliver, Mayer, McDonald and Ms. Jemison had 48,000 options outstanding, Mr. Barge had 6,000 options outstanding and Mr. Spaulding had 47,990 options outstanding, of which 41,990 were granted to him while he was an employee and 6,000 were granted to him as an Outside Director. Ms. Williams had no outstanding options.

(4)	The amount shown represents the interest accrued on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(5)

Mr. Cortines resigned from the Board of Directors effective February 19, 2010. The compensation reflected in the table is for the period from June 1, 2009 to February 19, 2010, and excludes the value of RSUs and options granted to him in Fiscal 2010, which were forfeited upon Mr. Cortines’ resignation.

(6)

The amount shown in the “Other Compensation” column above, $24,000, represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company, which was approved by the Audit Committee.

(7)

Ms. Williams was appointed as a director on May 19, 2010. The amount shown in the “Other Compensation” column above, $75,000, represents compensation received during the fiscal year ended May 31, 2010 by Griffin Williams LLC, a consulting firm of which Ms. Williams is a partner, for consulting services provided to the Company prior to the appointment of Ms. Williams as a member of the Board.

Involvement in Certain Legal Proceedings

          From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

          James W. Barge was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. In 2005, Time Warner entered into a settlement with the SEC relating to an SEC investigation of certain of its accounting and financial disclosure practices. In connection with this settlement, Mr. Barge, together with certain other individuals, also reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order in March 2005 that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, he is not subject to any suspension, bar or penalty.

          From 2000 to 2007, Margaret A. Williams was a director of Delta Financial Corp., a consumer finance company which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware in December 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2011. A representative of E&Y will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

          The aggregate fees billed by E&Y for professional services to the Company were $4,891,700 for fiscal 2010 and $4,422,500 for fiscal 2009. The total fees for services provided by E&Y to the Company during the fiscal years ended May 31, 2010 and May 31, 2009 are summarized in the table below.

	Fiscal 2010 $	Fiscal 2009 $

Audit Fees	$3,877,200	$3,956,000
Audit-Related Fees	$95,000	$95,000
Tax Fees	$919,500	$347,500
All Other Fees	$—	$24,000

TOTAL FEES PAID	$4,891,700	$4,422,500

Type of Fee paid		Work performed

Audit Fees	Fees related to:

	•	the annual financial statement audit

	•	the audit of the assertion by management of the effectiveness of the Company’s internal controls required by the Sarbanes-Oxley Act

	•	the related quarterly financial statement reviews

	•	work performed with respect to consents related to SEC registration statement filings

•

work performed in connection with goodwill impairment testing and the review of the accounting treatment for the Company’s discontinued operations in connection with an SEC comment letter and the amended Form 10-K

Audit Related Fees	Fees related to benefit plan audits

Tax Fees	Fees related to:

	•	federal, state and international tax compliance

	•	transfer pricing documentation assistance

	•	IRS examination assistance, NOL carryback analysis, R&D study, accounting methods review, consulting on tax planning opportunities and other “on-call” assistance

All Other Fees	Fees related to the comprehensive review of the Company’s real estate rent agreements

          In fiscal 2010 and fiscal 2009, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by E&Y as well as E&Y’s review of the Company’s real estate rent agreements. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by E&Y will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

          The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2010 with the Company’s management. The Audit Committee has discussed with E&Y, the Company’s independent public registered accountants, the matters required to be discussed by Statement on Auditing Standards No. 114 (Auditor’s Communication with Those Charged with Governance), as modified or supplemented.

          The Audit Committee has also received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee has discussed the independence of E&Y with that firm.

          Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson James W. Barge John L. Davies

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

          Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2011 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 12, 2011 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2011 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 26, 2011.

OTHER MATTERS

          The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/schl

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
79679	79701
▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Common Stock will be voted FOR PROPOSAL 1.

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1.	Proposal to elect	☐	☐	☐	2.	In their discretion the proxies will vote upon such other matters as may be properly come before the meeting and as may properly be voted upon by the holders of Common Stock.
	Nominees:

	01 James W. Barge and
	02 Marianne Caponnetto
	03 John G. McDonald as directors:

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions____________________________________________________

Mark Here for Address Change or Comments SEE REVERSE	☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________________________ Signature __________________________________ Date _______________

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/schl

▼ FOLD AND DETACH HERE ▼

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 22, 2010

Please Complete and Return
(The Solicitation of This Proxy is Made on Behalf of the Board of Directors)

     The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 22, 2010 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

     If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 30, 2010 by completing the reverse side of this card and returning it by September 17, 2010.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO# 79679	Fulfillment# 79701

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on Wednesday, September 22, 2010

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/schl

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.
We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 12, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone:	1-888-313-0164
(outside of the U.S and Canada call 201-680-6688)

Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)

Internet:	http://www.proxyvoting.com/schl

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your shares.

Dear Scholastic Corporation Stockholder:

The 2010 Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s Corporate Headquarters, 557 Broadway, New York, NY 10012, on Wednesday, September 22, 2010, at 9:00 a.m. (local time).

          Matters to be voted on by stockholders of the Common Stock at the Annual Meeting:

(1)	to elect three directors to the Board of Directors - James W. Barge, Marianne Caponnetto and John G. McDonald - to serve until the 2011 annual meeting of stockholders of the Company; and

(2)	to consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

Management recommends a vote “FOR” Items 1 and 2.

The Board of Directors has fixed the close of business on July 30, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

79679

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, www.scholastic.com.

Meeting Location:
Scholastic Corporation Corporate Headquarters 557 Broadway New York, NY 10012

The following Proxy Materials are available for you to review online:
•	the Company’s 2010 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended May 31, 2010 (which is not deemed to be part of the official proxy soliciting materials);
•	form of proxy card; and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:
(you must reference your 11-digit control number located on the reverse side of this form)
	Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
	Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
	Internet:	http://www.proxyvoting.com/schl

The Proxy Materials for Scholastic Corporation are available to review at:

http://www.proxyvoting.com/schl

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online,
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET
We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote
Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

79679

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 22, 2010

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 22, 2010, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION
CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 22, 2010

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	Upon the election of: Richard Robinson, John L. Davies, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding and Margaret A. Williams.

FOR: __________ WITHHOLD __________

2.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark your vote as indicated in this example ☒

Stockholder Name (please print)